UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2008 (August 15, 2008)

Date of Report (Date of earliest event reported)

TERRA NOSTRA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-49631	86-0875500
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 East Colorado Blvd., 9th Floor

Pasadena, CA 91101

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (626) 796-0088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, Michel Plante, a Director of Terra Nostra Resources Corp. (the “Company”), informed the Board of Directors of the Company that he was resigning from the Board of Directors effective immediately.  Mr. Plante did not resign as the result of any disagreement with the Company.  Mr. Plante advised the Company that he had joined the Company’s Board of Directors on November 23, 2007 with the intent to form an audit committee to meet the listing requirements of the American Stock Exchange.  The audit committee was not formed until just prior to the annual meeting of the shareholders held in June 2008; and had only come into function during the last month with preparation of the current audit.  With the Company not currently able to progress its American Stock Exchange listing, and due to the fact that the Company being listed on OTC:BB does not require an audit committee, Mr. Plante advised the Company he had determined to resign from both the Board of the Company and as Chair of the audit committee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TERRA NOSTRA RESOURCES CORP.
August 21, 2008	By:	/s/ Sun Liu James Po Sun Liu James Po Chief Executive Officer

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